SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 7, 2004

LUMENIS LTD.

(Exact name of registrant as specified in its charter)

Israel	0-13012	N.A.
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 240, Yokneam, Israel	20692

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

972-4-959-9000

Item 5. Other Events and Required FD Disclosure.

On June 6, 2004, Lumenis Ltd. (the “Company”) issued a press release announcing the Company’s preliminary financial results for the first quarter ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

             (c) Exhibits

99.1 Press release dated June 6, 2004, announcing the Company’s preliminary unaudited financial results for the first quarter ended March 31, 2004.

Item 12. Results of Operations and Financial Condition.

On June 6, 2004, the Company issued a press release announcing the Company’s preliminary unaudited financial results for the first quarter ended March 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENIS LTD.

BY: /S/ Kevin R. Morano

Kevin R. Morano Senior Vice President Finance and Chief Financial Officer

Dated: June 7, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 6, 2004, announcing the Company’s preliminary unaudited financial results for the first quarter ended March 31, 2004.

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LUMENIS ANNOUNCES PRELIMINARY FIRST QUARTER 2004 RESULTS

YOKNEAM, Israel, June 6, 2004  –Lumenis Ltd. (LUME.PK) today announced preliminary unaudited financial results for the first quarter ended March 31, 2004.

Revenues in the first quarter were $65.1 million compared with revenues in the first quarter 2003 of $77.4 million.  The net loss for the first quarter was $4.1 million, or $0.11 per share, compared with $6.9 million, or $0.19 per share, in the first quarter 2003.  Net operating cash flow from operations was positive $2.8 million compared with a negative $8.2 million net operating cash flow in the first quarter 2003.

The results reported herein and in the attached financial statements do not reflect any of the adjustments referred to in the Company’s press release of May 3, 2004 concerning the results of the Audit Committee investigation. In addition, first quarter 2004 and full year 2003 results have not been reviewed or audited by independent external auditors and, as such, these results, as well as our historical statements, are subject to further change to reflect results of any such review or audit.

Commenting on the results, Avner Raz, Lumenis President and Chief Executive Officer, said, “The first quarter results are the first full quarter reflecting our new organization. We have implemented the core components of the Turnaround Plan, including the final phase of headcount reductions, closure of several sites and a reduction in management layers.  We expect to realize the full benefit of these changes over the next several quarters. While we still reported a loss in the first quarter, we are encouraged by the reduced operating costs and good operating cash flow despite the lower revenue experienced in the first quarter.  Our new organization is now focusing on improving operational efficiencies, customer satisfaction and growth in our markets.”

The operating loss for the first quarter of 2004 was $1.4 million and included restructuring expenses related to implementation of the Turnaround Plan of $1.0 million. Operating expenses, including restructuring costs of $1.0 million, for the quarter were $32.0 million compared with $38.8 million in the first quarter 2003.

The net loss for the first quarter of 2004 also included other income of $1.5 million from the settlement of the patent litigation with Syneron.  The Company will also receive future royalties from Syneron.

In the first quarter of 2004, sales in Europe were $17.9 million, compared to $17.2 million a year ago and $16.6 million in the fourth quarter of 2003. The Americas region had sales of $27.8 million, down compared to revenue in the first quarter 2003 of $35.9 million and from the $35.0 million in the fourth quarter 2003. Sales for Asia Pacific, China and Japan were $19.4 million compared to the previous year revenue of $24.3 million and $23.8 million in the fourth quarter 2003.

First quarter sales for our Aesthetic products were $20.3 million, down compared to  $29.4 million a year ago and the $24.4 million in the fourth quarter of 2003.

The Surgical product line had total sales of $12.4 million in the first quarter, compared to $12.1 million in the same quarter a year ago and $14.0 million in the fourth quarter 2003.    The dental business had sales of $1.8 million, compared with $2.4 million a year ago and $2.6 million in the fourth quarter of 2003.

Ophthalmic products had first quarter sales of $16.1 million compared to $20.0 million in the same quarter a year ago and $21.2 million in the fourth quarter 2003.

The service business had revenues of $14.4 million compared with $13.5 million in the same quarter a year ago.

The company had approximately $20 million in backlog at March 31, 2004 compared to $20 million at December 31, 2003.

At March 31, 2004, the company’s cash position was $18.4 million and borrowing capacity under its committed lines of credit was an additional $9.6 million.  Total debt was $210.0 million.

As previously reported, a report prepared for the Audit Committee with respect to the Company’s internal investigation had concluded that the timing of the Company’s revenue recognition was inappropriate with respect to certain identified transactions.  The aggregate effect of the Company’s accounting for the transactions identified in the report, as described more fully in the Company’s press release of May 3, 2004, was to cause revenues in 2001 and 2002 to be overstated, and revenues in 2003 to be understated.

The effect of the foregoing on the results of operations for the three-month period ended March 31, 2003 was to cause revenues to be overstated by approximately $1.6 million or 2.0%. The effect of such overstatement of revenues on previously reported earnings (loss), while not included in the report, is estimated, on a preliminary basis and subject to further adjustment, to increase the net loss as reported in such period by approximately $1.1 million.  Such adjustments are not reflected in the attached financial statements.

As previously reported, the Audit Committee anticipates that a restatement of previously reported financial results may be appropriate, but intends to defer making a final decision pending the engagement of its new auditors.  As recently announced, the Company is in the process of the selection of a new auditor.

Conference Call Information
The Lumenis Ltd. teleconference call and simultaneous web cast will be held on June 7, 2004 at 10:00 a.m. (EST) during which the company’s first quarter financial results will be discussed.  To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.
International Call-in number: 719-867-0660
U.S. Call-in number:  800-888-5452
Pass code: 247598

A replay of the conference call will be available after June 7, 2004 by dialing the numbers below.
International Call-in number: 719-457-0820
U.S. Call-in number:  888-203-1112
Pass code: 247598
The call can also be accessed via a live web cast on the Company’s website, located at www.lumenis.com after June 7, 2004.

About Lumenis
Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products visit www.lumenis.com.

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject and the outcome of the investigation conducted by the Audit Committee; uncertainties relating to the Company’s continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts:	Kevin Morano 212-515-4180